UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act 1934

October 18, 2023
(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices) (Zip Code)

(330) 868-7701
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 18, 2023, Laurie L. McClellan announced she has decided to retire as the Chairperson of the Board of Directors of Consumers Bancorp, Inc. (the “Company”) and Consumers National Bank effective January 1, 2024. Ms. McClellan will remain a member of the Board of Directors of the Company and Consumers National Bank. Ms. McClellan has been a member of the Boards since 1987 and Chairperson of the Boards since 1998 and her decision to retire as Chairperson did not result from any disagreement relating to the Company’s operations, policies or practices.

On October 18, 2023, the Board of Directors of Company approved the appointment of Frank L. Paden as Chairman and Richard T. Kiko, Jr. as Vice Chairman of the Board of Directors of the Company and Consumers National Bank effective January 1, 2024. Mr. Paden has been a member of the Boards since 2013 and Mr. Kiko has been a member of the Boards since 2015.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 19, 2023, the following matters were voted upon by the shareholders of the Company at its Annual Meeting of Shareholders:

1) Election of four directors, three to serve a three-year term expiring in 2026 and one to serve a one-year term expiring in 2024:

	For	Withheld	Abstentions	Non-Votes
Bradley Goris	1,674,648.8	30,306.7	—	640,049.0
Shawna L’Italien	1,679,997.3	24,958.2	—	640,049.0
Laurie L. McClellan	1,685,767.5	19,188.0	—	640,049.0
Harry W. Schmuck, Jr.	1,656,469.1	48,486.4	—	640,049.0

2) Proposal to ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024:

For	Against	Abstentions	Non-Votes
2,331,366.7	5,006.4	8,631.4	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: October 24, 2023	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief
Executive Officer